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                                                                    Exhibit 3.19

                                  BY-LAW NO. 1
                                  ------------

                       A BY-LAW RELATING GENERALLY TO THE
                            CONDUCT OF THE AFFAIRS OF
                               IPSCO ONTARIO INC.

          BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of IPSCO ONTARIO INC. (hereinafter called the "Corporation"), as follows:

                                    PART ONE
                                 INTERPRETATION
                                 --------------

1. Definitions -- In this by-law and all other by-laws of the Corporation, unless the context otherwise requires:

     (a) "Act" means the Canada Business Corporations Act of the Dominion of Canada, as from time to time amended, and every statute that may be substituted therefor and, in the case of such substitution, any references in the by-laws of the Corporation to provisions of the Act shall be read as references to the substituted provisions therefor in the new statute or statutes;

     (b) "articles" means the articles attached to the certificate of incorporation or continuance of the Corporation as from time to time amended or restated;

     (c) "by-laws" means this by-law and all other by-laws of the Corporation from time to time in force and effect;

     (d) "the directors" and "Board" means the board of directors of the Corporation for the time being;

     (e) "meeting or shareholders" includes an annual and a special meeting of shareholders;

     (f)  "shares" means shares in the capital of the Corporation;

     (g) "in writing" and "written" includes printing, typewriting and any other mode of representing or reproducing words in visible form, including, without limitation, transmission in electronic form;

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     (h)  all terms contained in the by-laws which are not defined in the by-laws and which are defined in the Act shall have the meaning given to such terms in the Act;

     (i) Words importing the singular number only shall include the plural and vice versa and words importing persons shall include bodies corporate, corporations, companies, partnerships, syndicates , trusts and any number of persons.

2. Headings -- The headings used throughout the by-laws are inserted for reference purposes only and are not to be considered in construing the terms and provisions hereof or to be deemed in any way to clarify, modify or explain the effect of such terms or provisions.

3. Conflict with by-laws -- To the extent of any conflict between the provisions of the by-laws and the provisions of the Act, the articles or any unanimous shareholder agreement relating to the Corporation, the provisions of the Act, the articles or the unanimous shareholder agreement shall govern.

4. Invalid provisions -- The invalidity or unenforceability of any provision of the by-laws shall not affect the validity or enforceability of the remaining provisions of the by-laws.

                                    PART TWO
                           BUSINESS OF THE CORPORATION
                           ---------------------------

5. Registered office -- The Corporation may from time to time by resolution of the Board change the address of the registered office of the Corporation within the municipality specified in the Articles.

6. Seal -- The Corporate seal of the Corporation, if any, shall be in such form as the Board may from time to time adopt.

7.   Execution of contracts --

     (1) contracts or any other documents requiring execution by the Corporation may be signed by any two officers or directors (or where the Corporation has only one officer or director, the signature of that officer or director), and all such documents so signed shall be binding upon the Corporation.

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     (2)  The Board may from time to time by resolution appoint any officer or officers or any person or persons on behalf of the Corporation to sign contracts or other documents generally or to sign specific contracts or other documents.

     (3) The seal of the Corporation may, when required, be affixed to contracts or other documents, provided that all such documents also be signed as in the manner prescribed in this section. However, no instrument is invalid merely because the corporate seal is not affixed thereto.

8. Banking Arrangements -- The banking business of the Corporation including, without limitation, the borrowing of money and the giving of security therefor, shall be transacted with such banks, trust companies or other bodies corporate or organizations as may from time to time be authorized by the Board. Such banking business or any part thereof shall be transacted under such agreements, instructions and delegations of powers as the Board may from time to time prescribe or authorize.

9. Voting Rights in Other Bodies Corporate -- Any two officers of the Corporation may execute and deliver instruments of proxy and arrange for the issuance of voting certificates or other evidence of the right to exercise the voting rights attaching to any securities held by the Corporation. Such instruments, certificates or other evidence shall be in favour of such person or persons as may be determined by the officers executing such proxies or arranging for the issuance of such voting certificates or evidence of the right to exercise such voting rights. In addition, the Board may direct the manner in which and the person or person by whom any particular voting rights or class of voting rights may or shall be exercised.

10. Fiscal Year -- The fiscal year of the Corporation shall terminate on such day in each year as the Board may from time to time by resolution determine.

                                   PART THREE
                              SHARES AND TRANSFERS
                              --------------------

11. Issue of Shares and Granting of Options -- Shares in the authorized capital of the Corporation may from time to time be allotted and issued, and options to purchase shares may be granted by resolution of the Board on such terms and conditions and to such persons as the Board may determine.

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12.  Security Certificates -- Security certificates (and the transfer form on the reserve side thereof) shall, subject to compliance with the Act, be in such form as the Board may from time to time by resolution approve and such certificates shall be signed by any two officers of the Corporation (or where the Corporation has only one officer, the signature of that officer) holding office at the time of signing. Notwithstanding any change in the persons holding such office between the time of actual signing and the issuance of any certificate, any such certificate so signed shall be valid and binding upon the Corporation.

13.  Transfer of Shares --

     (1) A transfer of a security issued by the Corporation shall be recorded or registered in accordance with the Act.

     (2) Notwithstanding subsection (1), no transfer shall be recorded or registered unless or until the certificate representing the security has been surrendered and cancelled or, if no certificate has been issued by the Corporation in respect of such security, unless or until a duly executed security transfer power in respect thereof has been presented for registration.

14. Successors Bound -- Every person who by operation of law, transfer, death of a shareholder or any other means becomes entitled to any shares shall be bound by every notice or other document in respect of such shares which, prior to such person's name and address being entered on the records of the Corporation, shall have been given to the shareholder from whom such person derived title to such shares.

15. Notice to Joint Holders -- All notices or other documents shall, with respect to any shares in the capital of the Corporation registered in more than one name, be given to whichever of such persons is named first in the records of the Corporation and any notice or other document so given shall be sufficient notice of delivery of such document to all the holders of such shares.

16. Lost or Defaced Certificates -- If a security certificate is defaced, lost or destroyed, it may be replaced on payment of such fee, if any, and on such terms, if any, as to evidence and indemnity as the Board thinks fit.

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17.  Enforcement of Lien for Indebtedness --

     (1) Subject to subsection 49(8) of the Act, if the articles of the Corporation provide that the Corporation has a lien on the shares registered in the name of a shareholder or a shareholder's legal representative for a debt of that shareholder to the Corporation, the directors of the Corporation may sell any such shares in such manner as they deem fit until the debt has been paid in full.

     (2) No such sale shall be made until such time as the debt becomes due and payable and until the Corporation has served or caused to be served on the holder or the holder's legal representative a demand and notice in writing:

          (a)  stating the amount due and owing by the shareholder;

          (b)  demanding payment; and

          (c) giving notice of the Corporation's intention, if the default is not remedied within seven days following the date on which the notice was delivered, to sell shares sufficient to sastisfy any debt owed by the Shareholder to the Corporation and any costs associated with such sale.

     (3) The proceeds from a sale of shares under this section shall be applied, firstly, in payment of all costs of such sale, and, secondly, in satisfaction of the debt of the shareholders of the Corporation and the residue (if any) shall be paid to the shareholder or as the shareholder shall direct.

     (4) Upon any such sale, the directors may enter or cause to be entered the purchaser's name in the securities register of the Corporation as holder of the shares, and the purchaser shall not be bound to see the regularity or validity of, or be affected by, any irregularity of invalidity in the proceedings, or be bound to see to the application of the purchase money, and after the purchaser's name or the name of the purchaser's legal representative has been entered in the securities register, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the same shall be in damages only and against the Corporation exclusively.

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     (5)  Upon any sale of shares by the Corporation becoming effective a shareholder ceases to be a shareholder in respect of any shares sold under this section and shall be removed from the Corporation's securities register and shall deliver to the Corporation the certificates representing the shares immediately upon demand by the Corporation. Any certificate not surrendered in accordance with this section shall cease to represent a claim or interest of any kind or nature against the Corporation and shall be cancelled and reissued in the name of the purchaser.

                                    PART FOUR
                             SHAREHOLDERS' MEETINGS
                             ----------------------

18. Calling of Meetings -- The Chair of the Board, if any, or the President, or the Board by resolution may, and the Secretary shall upon direction of any of the foregoing, subject to compliance with the Act, the articles and the by-laws, at any time call and at any place within Canada convene the annual or a special meeting of shareholders.

19. Waiver of Notice, Irregularities -- A shareholder or any other person entitled to attend a meeting of shareholders may, in any manner and at any time, waive notice of a meeting of shareholders, or any irregularity in any such meeting or in the notice thereof. Attendance of any such person at a meeting of shareholders shall constitute a waiver of notice of the meeting except where such person attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

20. Quorum -- A quorum for any meeting of shareholders shall be constituted only if shareholders holding fifty-one (51%) percent of the total number of issued shares of the Corporation enjoying voting rights at such meeting are present or represented by proxy or other representative. If a quorum is present when the meeting is called to order, then a quorum shall be deemed to be constituted throughout the continuance of the meeting. If a quorum is not present at the time and place fixed for the meeting in the notice thereof, the meeting shall, without further action, stand adjourned to be convened on the same day of the following week at the same place and at the same time and those present at the adjourned meeting shall constitute a quorum.

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21.  Chair of a meeting -- The Chair, if any, of the Board or in the Chair of
     the Board's absence the President, or in the President's absence, any Vice-President shall preside as Chair of every meeting of shareholders of the Corporation. If there is no such Chair, or if at any meeting the Chair is not present within thirty (30) minutes after the time appointed for holding the meeting or is unwilling to act as Chair, the shareholders present shall endorse one of their number to be Chair of the meeting.

22. Adjournments -- The Chair of the meeting may with the consent of a majority of the shareholders present at the meeting adjourn any meeting of shareholders from time to time to a fixed time and place and, subject to the Act, no notice of the time and place for the holding of the adjourned meeting shall be required if the adjourned meeting is held in accordance with the terms of the adjournment and if a quorum as constituted at the time of adjournment is present thereat. If there is not a quorum as so constituted present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

23.  Voting --

     (1) Subject to the Act, applicable law and the Articles, and unless a ballot is demanded or required, voting at a meeting of shareholders shall be by way of a show of hands. Upon a show of hands each person present and entitled to vote at a meeting shall have one vote and a declaration by the Chair of the meeting that any question has been carried, carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against the motion and the result of the vote so taken and declared shall be the decision of the shareholders upon the said question.

     (2) The Chair of the meeting or any shareholder or proxy entitled to vote thereat may require or demand a ballot upon any question, either before or after any vote by show of hands, but such requirement or demand may be withdrawn at any time prior to the taking of the ballot. Any ballot shall be taken in such manner as the Chair of the meeting shall direct. On a ballot, each shareholder present in person or by proxy shall be entitled, in respect of the question, to the number of votes provided by the articles, or in the absence of such provision in the articles, to one vote for each share the shareholder is entitled to vote. The result of the ballot so taken shall be the decision of the shareholders upon the said question.

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24.  Proxies -- The directors may from time to time pass regulations regarding the lodging of instruments appointing a proxy. Instruments appointing a proxy and lodged in accordance with such regulations may be voted upon as though the instruments themselves were produced at the meeting or adjourned meeting and votes given in accordance with such regulations shall be valid and shall be counted. The Chair of any meeting of shareholders may, subject to any regulations made as aforesaid, in the Chair's discretion accept written communication as to the authority of anyone claiming to vote on behalf of and to represent a shareholder notwithstanding that no instrument of proxy conferring such authority has been lodged with the Corporation, and any votes given in accordance with such written communication accepted by the Chair of the meeting shall be valid and shall be counted.

25.  Resolution in lieu of meeting --

     (1) Except as prohibited by the Act, a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of shareholders.

     (2) A resolution in writing dealing with all the matters required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at the meeting, satisfies all the requirements of the Act relating to meetings of shareholders.

     (3) Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

     (4) A copy of every such resolution in writing shall be kept with minutes of the meetings of shareholders.

26. Telephone Meetings -- With the consent of the Chair of the meeting or the consent of a majority of the shareholders present and entitled to vote at a meeting, a shareholder or any other person entitled to attend a meeting of shareholders may participate in the meeting by means of telephone or other communication facilities that permit all persons participating in the meeting to hear each other, and a person participating in such a meeting by those means shall be considered present at the meeting and at the place of the meeting.

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                                    PART FIVE
                                    DIRECTORS
                                    ---------

27. Number -- The Board shall consist of such number of directors as is fixed by the articles, or where the articles specify a variable number, shall consist of such number of directors as is not less than the minimum nor more than the maximum number of directors provided in the articles and as shall be fixed from time to time by resolution of the Board.

28. Action by the Board -- Subject to the articles and any unanimous shareholder agreement, the Board shall manage or supervise the management of the affairs and business of the Corporation and may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation and which are not expressly directed or required by the Act or other statute, the articles, the by-laws or any special resolution of the Corporation to be done in some other manner. Notwithstanding a vacancy among the directors, a quorum of directors may exercise all the powers of the directors.

29. Term -- A director may be elected for an expressly stated term, and if so elected ceases to hold office at the expiration of such term. A director not elected for an expressly stated term of office shall hold office from the date of the meeting at which such director is elected until the annual meeting next following, provided that a retiring director shall retain office until the adjournment or termination of the meeting at which such director's successor is elected unless such meeting was called for the purpose of removing such director from office as a director in which case the director so removed shall vacate office forthwith upon the passing of the resolution for such director's removal. Retiring directors, if qualified, are eligible for re-election.

30. Failure to elect full number of directors -- Whenever at any election of directors of the Corporation the full number of directors is not elected by reason of the disqualification, the refusal to act or the failure to consent to act as a director or the death of any nominee or nominees, the directors elected may exercise all powers of the Board so long as the number of directors so elected constitutes a quorum.

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                                    PART SIX
                              MEETINGS OF DIRECTORS
                              ---------------------

31. Place of Meeting -- Meetings of the Board and of any committee of the Board may be held at any place within or outside Canada.

32. Convening of meetings -- A meeting of the Board may be convened by the Chair of the Board (if any), the President or any two (2) directors at any time and the Secretary shall upon direction of any of the foregoing convene a meeting of the Board. Except as otherwise provided by the Act and the by-laws, the directors either as a Board or as a committee thereof may convene, adjourn and otherwise regulate their meetings as they think fit.

33. Telephone Meetings -- With the consent of the Chair of the Board or a majority of the directors present at a meeting, a director may participate in a meeting of the board or a committee of the board by means of telephone or other communications facilities that permit all persons participating in the meeting to hear each other. Any such director participating in such a meeting in such manner shall be considered present at the meeting and at the place of the meeting.

34.  Time of Notice --

     (1) Notice of the time and place of each meeting of the Board shall be given in the manner provided in these by-laws to each director, in the case of notice given by personal delivery, telecopier or other means of electronic communication, not less than forty-eight (48) hours before the time when the meeting is so held, and in the case of notice given by mail, not less than four (4) days before the time when the meeting is to be held, provided that meetings of the Board or of any committee of the Board may be held at any time without formal notice if all the directors are present (including present by way of telephone participation) or if all the absent directors waive notice.

     (2) For the first meeting of the Board to be held immediately following the election of directors at an annual or general meeting of the shareholders or for a meeting of the Board at which a director is appointed to fill a vacancy in the Board, no notice need be given to the newly elected or appointed director or directors in order for the meeting to be duly constituted, provided a quorum of the directors is present.

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35.  Contents of Notice -- Notice of any meeting of the Board shall state in reasonable detail the business to be conducted at the meeting.

36. Waiver -- Notice of any meeting of the Board or any irregularity in any meeting or in the notice thereof may be waived by any director in any manner, and such waiver may be validly given either before or after the meeting to which such waiver relates.

37.  Quorum --

     (1) A quorum for any meeting of the Board shall consist of a majority of the directors of the Corporation or such other number as the directors may by resolution from time to time determine.

     (2) If a quorum is present when the meeting is called to order, then a quorum shall be deemed to be constituted throughout the continuance of the meeting.

     (3) If a quorum is not present at the time and place fixed for the meeting in the notice thereof, the meeting shall, without further action, stand adjourned to be convened on the same day of the following week at the same place and at the same time and those present at the adjourned meeting shall constitute a quorum.

38. Chair of the Meeting -- The Chair, if any, of the Board, or in the Chair's absence the President, or in the President's absence, any Vice-President, shall preside as Chair of every meeting of directors of the Corporation. If at any meeting the Chair is not present within thirty (30) minutes after the time appointed for holding the same, the directors present may choose one of their number to be Chair of the meeting.

39. Adjournment -- The Chair of a meeting of the Board may with the consent of a majority of the directors present at a meeting, adjourn any meeting of the Board to a fixed time and place and, subject to the Act, if a quorum is constituted at the time of adjournment no notice of the fixed time and place for the holding of the adjourned meeting shall be required, provided that the adjourned meeting is held in accordance with the terms of the adjournment. The directors who formed a quorum at the original meeting are not required to form the quorum at the adjourned meeting. However, if there is not a quorum present at the adjourned meeting, the original meeting shall be deemed to have terminated forthwith after its adjournment. Any business may be brought before or dealt with at any adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

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40.  Voting -- Decisions of the directors shall be determined by a majority of votes of the directors present, and in the case of an equality of votes the Chair of the meeting shall have a second and casting vote.

41.  Resolution in Lieu of Meeting --

     (1) A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors is as valid as if it had been passed at a meeting of directors.

     (2) A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors, satisfies all the requirements of the Act relating to meetings of directors.

     (3) Any such resolution in writing is effective for all purposes at such time as the resolution states regardless of when the resolution is signed and may be signed in counterpart.

     (4) A copy of every such resolution in writing shall be kept with minutes of the meetings of the Board.

                                   PART SEVEN
                                     NOTICES
                                     -------

42. Manner of Notice -- Any notice (which includes any communication or document) to be given pursuant to the Act, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the Board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to such person's latest address as shown on the records of the Corporation or if mailed to such person at the said address by prepaid ordinary or airmail or if sent to such person by telecopier or other means of electronic communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the said address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box; a notice so sent by telecopier or other means of electronic communication shall be deemed to have been given when dispatched or when delivered to the appropriate communication company or agency or its representative for

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     dispatch. The secretary may change or cause to be changed the recorded address, telecopier number or any other electronic address or number of any shareholder, director, officer, auditor, or member of a committee of the Board in accordance with any information which the secretary reasonably believes to be reliable.

43. Notice Computation -- In computing the time when notice must be given under any provision requiring a specific number of hours notice, the hour of giving the notice and the hour of commencement of the meeting shall be excluded, and in computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event, the date of giving the notice shall be excluded and the date of the meeting or other event shall be included.

44. Returned Notices -- Where notices or other documents required to be given by the Corporation to its shareholders have been given to a shareholder at such shareholder's latest mailing address, telecopier number or other electronic address as shown on the records of the Corporation and where, on three (3) consecutive occasions, notices or other documents have been returned to the Corporation or, in the case of attempted delivery by electronic means, have been undeliverable to the shareholder, the Corporation is not required to give to the shareholder any further notices or other documents until such time as the Corporation receives written notice from the shareholder requesting that notices and other documents be sent to the shareholder at a specified address or number.

45. Signature -- Subject to the Act, the signature of any director or officer of the Corporation to any notice may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

46. Certificate of Office -- A certificate of any officer of the Corporation in office at the time of the making of the certificate or of a transfer officer or any transfer agent or branch transfer agent of shares to any class of the Corporation as to facts in relation to the mailing or delivery or service of any notice or other document to any shareholder, director, officer or auditors or publication of any notice or other document shall be conclusive evidence thereof and shall be binding on every shareholder, director, officer or auditor of the Corporation, as the case may be.

47. Common Notice -- A special general meeting and the annual general meeting of shareholders of the Corporation may be convened by one and the same notice, and it shall be no objection to the said notice that it only convenes the second meeting contingently on any resolution being passed by the requisite majority at the first meeting.

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48.  Omissions and Errors -- The accidental omission to give any notice to any shareholder, director, auditor or member of a committee of the board or the non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

     ENACTED by the Board effective the 2nd day of July, 1997.

--------------------                                   -------------------------
     President                                                  Secretary

     CONFIRMED by the shareholders in accordance with the Act on the 2nd day of July, 1997.

                                                       -------------------------
                                                               Secretary